UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 8, 2006

UNIFIRST CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-8504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 658-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2006, UniFirst Corporation (the “Company”) restated the UniFirst Corporation Unfunded Supplemental Executive Retirement Plan (the “SERP”) pursuant to authorization of the Compensation Committee of the Board of Directors. The restatement was meant to bring the SERP into compliance with Internal Revenue Code Section 409A, to provide an increased retirement benefit, and to make other changes. The normal retirement date is the first day of the month in which a participant may retire and receive unreduced social security benefits. A retiree with at least thirty years of service will receive a lifetime pension, with twelve years guaranteed in the event of early death, equal to forty percent of final three year average base compensation, reduced by one hundred percent of primary social security benefits. Benefits are also paid in the event of permanent disability, death, or a change in control as defined in the SERP.

Item 9.01 Financial Statements and Exhibits.

Exhibits   The following exhibit is furnished herewith:

The UniFirst Corporation Unfunded Supplemental Executive Retirement Plan

EXHIBIT NO.	DESCRIPTION
99.2Q	The UniFirst Corporation Unfunded Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: March 8, 2006	By: /s/ Ronald D. Croatti Name: Ronald D. Croatti Title: Chairman of the Board, Chief Executive Officer and President
By: /s/ John B. Bartlett Name: John B. Bartlett Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.2Q	The UniFirst Corporation Unfunded Supplemental Executive Retirement Plan